Exhibit 99.1

Contacts: Devra Shapiro IPC The Hospitalist Company, Inc. (818) 766-3502	Stephanie Carrington/Jared Hoffman The Ruth Group (646) 536-7017/7013 scarrington@theruthgroup.com jhoffman@theruthgroup.com

IPC The Hospitalist Company, Inc. Announces Closing of Public

Offering and Exercise of Underwriters’ Over-Allotment Option

North Hollywood, CA – July 22, 2008 – IPC The Hospitalist Company, Inc. (NASDAQ: IPCM), a leading national hospitalist physician group practice, today announced that it closed its previously announced public offering of 3,500,000 shares and that the underwriters of the offering have exercised their over-allotment option and purchased 525,000 additional shares of common stock from the selling stockholders at the public offering price of $18.50 per share. The Company sold 1,135,231 shares in the offering, and including the over-allotment, the selling stockholders sold 2,889,769 shares in the offering.

Credit Suisse Securities (USA) LLC and Jefferies & Company, Inc. acted as joint book-running managers for the offering. William Blair & Company, L.L.C., Deutsche Bank Securities, Inc. and Wachovia Capital Markets, LLC acted as co-managers for the offering.

Copies of the prospectus related to the offering may be obtained from the Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010, (800) 221-1037, or the Jefferies & Company Prospectus Department, 520 Madison Avenue, New York, NY 10022, (888) 449-2342.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IPC The Hospitalist Company

IPC The Hospitalist Company, Inc. (NASDAQ: IPCM) is a leading national hospitalist physician group practice company focused on the delivery of hospitalist medicine services. IPC’s physicians and affiliated providers manage the care of hospitalized patients in coordination with primary care physicians and specialists. The Company provides its hospitalists with the comprehensive training, information technology, and management support systems necessary to improve the quality and reduce the cost of inpatient care in the facilities it serves. For more information, visit the IPC website at www.hospitalist.com.

Safe Harbor Statement

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions. Any forward-looking statements are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the Company, may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, many of which are and will be beyond IPC’s control. Important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements are described in IPC’s most recent Annual Report on Form 10-K, including the section titled “Risk Factors,” and actual results could differ materially from those anticipated in forward-looking statements.

In particular the following risks and uncertainties may have such an impact:

•	failure to comply with complex and intensive government regulation of our industry;
•	the ability of our affiliated hospitalists to appropriately document services they provide;
•	the adequacy of our insurance coverage and insurance reserves;
•	our ability to recruit and retain qualified physicians;
•	our ability to successfully integrate new acquisitions;
•	the effect of changes in rates or methods of third-party reimbursement; and
•	the high level of competition in our industry.

IPC undertakes no obligation following the date of this press release to update or revise any such statements or projections whether as a result of new information, future events, or otherwise.